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                                                                 EXHIBIT 10q
                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this l6th day of June 1997 by and among CoBancorp Inc. (the "Holding Company") and its wholly owned subsidiary PremierBank & Trust (the "Bank,)" an Ohio-chartered, FDIC-insured bank with its main office at the Corporate Center, 1530 West River Road, North, Elyria, Ohio, and Timothy W. Esson (the "Executive") in order to memorialize the intent of the parties hereto (the "Parties") to make a certain amendment to the Employment Agreement dated December 31, 1993, by and among the Parties (the "Agreement"). Unless otherwise defined herein, initially capitalized terms shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Executive serves in the position of President of the Bank and satisfactorily performed his duties in such capacity;

WHEREAS, the Board of Directors of the Bank and the Holding Company wish to assure the Bank of continuity of management and the continued services of the Executive;

NOW, THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the Parties agree to this Amendment:

SECTION 10(a) OF THE AGREEMENT, CHANGE IN CONTROL, shall be amended and restated in its entirety as follows:

a) If during the term of this Agreement there is a change in control of the Holding Company, in connection with which the Executive's employment is involuntarily terminated within two (2) years after the change in control other than for cause or pursuant to Paragraphs 7(e) through 7(i) or 9, the Executive shall be entitled to a termination or severance payment. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 11, which shall not be considered a voluntary termination pursuant to Paragraph 7(e) in connection with, or within one (1) year after, a Change in Control of the Holding Company. Such voluntary termination of employment for Good Reason in connection with, or within one (1) year after, a Change in Control of the Holding Company shall not constitute a termination under Paragraph 7(b) hereof. The amount of this severance payment shall be a cash sum equal to two hundred ninety-nine percent

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     (299%) of the Executive's then current annual Base Salary at the time of such termination.

Except as expressly modified or amended herein, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on the day and year first hereinabove written.


                              COBANCORP INC.

                              /s/ John S. Kreighbaum
                              -----------------------------------
                              John S. Kreighbaum
                              Chairman, President and
                              Chief Executive Officer


                              PREMIERBANK & TRUST

                              /s/ John S. Kreighbaum
                              ------------------------------------
                              John S. Kreighbaum
                              Chairman and Chief Executive Officer



                              /s/ Timothy W. Esson
                              -------------------------------------
                              Timothy W. Esson (the "Executive")